UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 14, 2013

Date of earliest event reported: February 10, 2013

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 10, 2013, OfficeMax Incorporated (“OfficeMax”) entered into a Series A Common Unit Redemption Agreement (the “Redemption Agreement”) among Boise Cascade Holdings, L.L.C. (“BCH”), OfficeMax, and, with respect to certain sections of the Redemption Agreement, Forest Products Holdings, L.L.C. Pursuant to the Redemption Agreement, BCH redeemed all of the 66,000,000 Series A Common Units of BCH owned by OfficeMax for approximately $112 million on February 12, 2013. Following the redemption, the parties agree that OfficeMax will not receive any distribution or dividend on the Series A Common Units, as they will no longer be outstanding.

OfficeMax continues to hold a 20.4% ownership interest in the Series B Common Units of BCH. The remaining Series B Common Units of BCH are owned by Forest Products Holdings, L.L.C.

Additional information on the redemption is set forth in the press release included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 1.01.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Redemption Agreement included as Exhibit 99.2 to this filing. Exhibit 99.2 is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Press Release dated February 11, 2013

Exhibit 99.2	Series A Common Unit Redemption Agreement as of February 10, 2013 by and among Boise Cascade Holdings, L.L.C., OfficeMax Incorporated, and, with respect to certain sections, Forest Products Holdings, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2013

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	OfficeMax Incorporated Press Release dated February 11, 2013

Exhibit 99.2	Series A Common Unit Redemption Agreement as of February 10, 2013 by and among Boise Cascade Holdings, L.L.C., OfficeMax Incorporated, and, with respect to certain sections, Forest Products Holdings, L.L.C.